Exhibit 2 (r)
AMENDED AND RESTATED
JOINT CODE OF ETHICS
OF
RIVUS BOND FUND
AND
MBIA CAPITAL MANAGEMENT CORP.
PREAMBLE
This Code of Ethics (the “Code”) has been adopted by:
•	the Board of Trustees (the “Board of Trustees” or the “Board”) of RIVUS Bond Fund (the “Fund”); and

•	MBIA Capital Management Corp. (“MBIA”).
The Code has been adopted in accordance with the requirements of Rule 17j-l (the “1940 Act Rule”) under the investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-l (the “Adviser Rule”; together with the 1940 Act Rule, the “Rules”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The 1940 Act Rule requires the Fund and MBIA and the Adviser Rule requires MBIA to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the Code and the Rules, and to use reasonable diligence to prevent violations of the Code. Violations of sub-paragraph (b) of the 1940 Act Rule may constitute grounds for the imposition of significant administrative, civil injunctive and monetary sanctions by the U.S. Securities and Exchange Commission or the federal courts. In addition, the Fund may impose internal sanctions for violations of this Code. All persons who are, or who are about to become, covered by this Code are expected to be familiar with the proscriptions of the 1940 Act Rule. To that end, a summary of Rule 17j-1(b) is included as Appendix A to this Code. Additionally, all persons who are, or who are about to become, covered by this Code should be familiar with the proscriptions of the Adviser Rule.
Set forth below is the Code of Ethics adopted by the Fund and MBIA in compliance with the Rules. This Code is based on the overriding principle that the financial interests of any individual employed or otherwise engaged by or with the Fund or MBIA must at all times be subordinate to those of the Fund and MBIA’s clients. To that end, the Trustees and officers of the Fund, as well as certain affiliated persons of the Fund and MBIA owe a fiduciary duty to, inter alios, the shareholders of the Fund, to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their personal interests ahead of or with prejudice to the interests of the Fund’s shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. Compliance with the letter and intent of the specific provisions described herein, as well as compliance with all applicable Federal Securities Laws, is required under the Code and is essential to continuing to be affiliated with MBIA or the Fund.
I. DEFINITIONS
The definitions of the terms used throughout this Code are set forth in Appendix B.
II. PROHIBITED TRANSACTIONS
     A. No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth in Appendix A.
     B. No Access Person shall:
          1. purchase or sell, directly or indirectly, any security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:
               a. is being considered for purchase or sale by the Fund, or
               b. is being purchased or sold by the Fund;
          2. disclose to other persons the securities activities engaged in or contemplated for the Fund; or
          3. seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Fund because of such Access Person’s association with the Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Fund will not be considered to be in violation of this section:
               a. an occasional meal;
               b. an occasional ticket to a sporting event, the theater or comparable entertainment; provided, however, that the host attends with the Access Person; and
               c. a holiday gift of fruit or other foods or beverages; provided, however, that such gift is made available to all members of the recipient Access Person’s department.
     C. No Investment Personnel and no Access Person of MBIA shall:
          1. acquire directly or indirectly any beneficial ownership in any securities in an IPO or in a Limited Offering without prior approval of the Chief Compliance Officer or other person designated by the Fund’s Board of Trustees. Any person to whom such prior approval is granted shall disclose such investment in the event that such person is involved in the Fund’s subsequent consideration of an investment in the issuer making such IPO or Limited Offering. In such circumstances, the Fund’s decision to purchase securities of the issuer shall be subject to independent review by the Fund’s Independent Trustees and/or such of its officers with no personal interest in the issuer.
          2. profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days without approval of the Chief Compliance Officer or other person designated by the Fund’s Board of Trustees. Any profits realized on such short-term trades shall be subject to disgorgement, except that the provisions in this paragraph II(C)(2) shall not apply to the purchase and sale, or sale and purchase, of MBIA inc. stock options.
          3. serve on the board of Trustees of any publicly traded company without prior authorization of the Chairman and/or President of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and the shareholders of the Fund, as the case may be.
          4. buy or sell a Covered Security within at least seven calendar days before or after the Fund trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged.
III. EXEMPTED TRANSACTIONS
The prohibitions of Sections II(B) and II(C) of this Code shall not apply to:
     A. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;
     B. purchases or sales which are non-volitional on the part of either the Access Person or the Fund;
     C. purchases which are part of an automatic dividend reinvestment plan;
     D. purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or
     E. purchases or sales of shares of the Fund.
IV. COMPLIANCE PROCEDURES
     A. Pre-clearance
          1. With the exception of the Independent Trustees, all Access Persons shall receive prior approval from the Chief Compliance Officer or other officer designated by the Board of Trustees before purchasing or selling securities.
          2. The following transactions are exempt from prior clearance requirements:

•	Mutual Funds — purchases or redemptions of shares of any open-end investment company, including an open-end fund managed by MBIA or its affiliates; and

•	U.S. Government Obligations — purchases or sales of direct obligations of the U.S. government.
     B. Initial and Annual Holdings Reports
          1. All Access Persons, except the Independent Trustees, shall disclose to the Chief Compliance Officer within ten days of becoming an Access Person, and thereafter on an annual basis as of December 31:
               a. the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership,
               b. the name of any broker, dealer or bank with whom the Access Person maintains a securities account or in which securities are held for the direct or indirect benefit of the Access Person; and
               c. The date the Access Person discloses the information.
          2. The initial and annual reports shall be made on the appropriate forms attached under Appendix C. The information submitted under this paragraph must be current as of a date no more than 45 days prior to the date the person becomes an Access Person or no more than 45 days prior to the date the report was submitted, in the case of the annual reports.
     C. Quarterly Reports
          1. Every Access Person, except as provided in subparagraph (2) below, shall report to the Chief Compliance Officer the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.
          2. Each Independent Director need only report, on a quarterly basis, a transaction in a Covered Security if such Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Trust or was being considered for purchase or sale by the Fund or by MBIA on behalf of the Fund.
          3. Reports required to be made under this paragraph (C) shall be made not later than 30 days after the end of the calendar quarter. Every Access Person shall, except as provided in subparagraph (2) above, be required to submit a quarterly report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the

Securities Transaction Report form attached hereto under Appendix C or on any other form containing the following information:
               a. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:
                    i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Covered Security involved;
                    ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                    iii) the price at which the transaction in the Covered Security was effected;
                    iv) the name of the broker, dealer or bank with or through which the transaction was effected; and
                    v) the date that the report is submitted by the Access Person.
               b. With respect to any securities account established at a broker, dealer or bank during the quarter for the direct or indirect benefit of the Access Person:
                    i) the name of the broker, dealer or bank with whom the Access Person established the account;
                    ii) the date the account was established; and
                    iii) the date that the report is submitted by the Access Person.
          4. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.
     D. Broker Confirmations
With the exception of the Independent Trustees, every Access Person shall direct his or her brokers to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

     E. Notification of Reporting Obligation
The Chief Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code and any amendments hereto to each such person.
     F. Certification of Receipt and Compliance with Code of Ethics
          1. With the exception of the Independent Trustees, Access Persons shall certify annually that:
               a. they have received, read and understand the Code and recognize that they are subject thereto;
               b. they have complied with the requirements of the Code; and
               c. they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code.
          2. With the exception of the Independent Trustees, Access Persons shall certify that they have received, read and understand any amendments to this Code and recognize they are subject thereto.
     G. Conflict of interest
Every Access Person shall notify the Chief Compliance Officer of any personal conflict of interest relationship which may involve the Fund or the Adviser, such as the existence of any economic relationship between transactions and securities held or to be acquired by any of the Fund. Such notification shall occur, except in the case of the Independent Trustees, in the pre-clearance process.
     H. Review of Reports
The Chief Compliance Officer or a designee shall immediately review all holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of the Rules or this Code. Any violations of this Code shall be reported to the Board of Trustees, in accordance with Section V hereof. The Chief Compliance Officer shall maintain a list of the persons responsible for reviewing the transactions and holdings reports.

V. REPORTING OF VIOLATIONS
     A. Any violation of this Code must promptly be reported to the Chief Compliance Officer.
     B. The Chief Compliance Officer shall promptly report to the Board of Trustees:
          1. all apparent violations of this Code and the reporting requirements thereunder; and
          2. any reported transaction in a Covered Security which was purchased or sold by the Fund within 15 days before or after the date of the reported transaction.
     C. When the Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees under paragraph (B) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board.
     D. The Board of Trustees or a committee created by the Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed
VI. ANNUAL REPORTING
     A. The Chief Compliance Officer and MBIA shall furnish the Board of Trustees an annual report relating to this Code. Such annual report shall:
          1. describe any issues arising under this Code since the last such annual report;
          2. identify any material violations of this Code or procedures, including sanctions imposed in response to such violations, since the last such annual report;
          3. identify any recommended changes in the existing restrictions or procedures based upon the Fund’s experience under its Code, evolving industry practices or developments in applicable laws or regulations; and
          4. certify that the Fund and MBIA have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.
VII. SANCTIONS
Upon discovering a violation of this Code, the Board of Trustees or, in the case of Access Persons of the Adviser, the Chief Compliance Officer, may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

VIII. RETENTION OF RECORDS
This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by Access Persons hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel or Access Persons of securities in an IPO or Limited Offering, each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Fund as required under the Rules.
IX. ADOPTION AND APPROVAL:
The Board of Trustees, including a majority of the Independent Trustees, shall approve this Code after receiving the certification described below, and shall approve any material changes to this Code no later than six months after the adoption of such material change.
Before approving this Code or any amendment to this Code, the Board shall have received a certification from the Fund and MBIA that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

APPENDIX A
Summary of Rule 17j-1(b)
It shall be unlawful for
•	any affiliated person of, or principal underwriter for, a registered investment company, or

•	any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired [see Note below] . . . by such registered investment company:
               (1) to employ any device, scheme or artifice to defraud such registered investment company;
               (2) to make to such registered investment company
•	any untrue statement of a material fact or

•	omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
               (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or
               (4) to engage in any manipulative practice with respect to such registered investment company.
NOTE:
For purposes of Rule 17j-1, a “security held or to be acquired” by a registered investment company means”
                    i) any Covered Security within the meaning of the Rule (see the definition of the term “Covered Security” in Appendix B to this Code) which, within the most recent fifteen (15) calendar days:
•	is or has been held by the investment company; or

•	is being or has been considered by such company, or its investment adviser, for purchase by the company
                    ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

APPENDIX B
Definitions of Terms Used Within the Code of Ethics
          a. “Access Person” means:
                    i) Any Advisory Person of the Fund or of MBIA. All of the Trust’s Trustees, officers and general partners are presumed to be Access Persons.
                    ii) Any director, officer, or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Trust regarding the purchase or sale of Covered Securities.
                    iii) With respect to MBIA, only, any supervised persons: who have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. All Trustees, officers and partners of MBIA are presumed to be Access Persons.
          b. “Advisory Person” means
                    i) any director, officer, general partner or employee of the Fund or MBIA (or of any company in control relationship to the Fund or MBIA) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;
                    ii) and any natural person in a control relationship to the Fund or MBIA, who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security by the Fund.
          c. A security is “being considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Fund has a pending “buy” or “sell” order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
          d. “Beneficial ownership” shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                    i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;
                    ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;
                    iii) securities held by a trustee, executor, administrator, custodian or broker;
                    iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;
                    v) securities held by a corporation which can be regarded as a personal holding company of a person; and
                    vi) securities recently purchased by a person and awaiting transfer into his or her name.
          e. “Chief Compliance Officer” means the Chief Compliance Officer of the Fund.
          f. “Control” has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.
          g. “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include
                    i) direct obligations of the Government of the United States;
                    ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
                    iii) shares issued by registered open-end investment companies.
          h. “Federal Securities Laws” includes the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the 1940 Act, the Advisers Act, the Sarbanes-Oxley Act of 2002, Title V of Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.
          i. “Independent Trustee” means a Trustee of the Fund who is not an “interested person” of the Fund, within the meaning of Section 2(a)(19) of the 1940 Act.

          j. “Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.
          k. “Investment Personnel” means:
                    i) any employee of the Fund, or MBIA (or of any company in a control relationship to the Fund or MBIA), who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and
                    ii) any natural person who controls the Fund, or MB1A and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
          l. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.
          m. “Purchase or Sale of a Covered Security” includes the writing of an option to purchase or sell a Covered Security.
          n. “Security Held or to be Acquired” by the Fund means:
                    i) any Covered Security which, within the most recent fifteen (15) days:
               (a) is or has been held by the Fund; or
               (b) is being or has been considered by the Fund or MBIA for purchase by the Trust or the Fund; and
                    i) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this section.
          o. “Security” as defined in Section 2(a)(36) of the 1940 Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX C
RIVUS BOND FUND
MBIA CAPITAL MANAGEMENT CORP.
JOINT CODE OF ETHICS
INITIAL HOLDINGS REPORT
To the Chief Compliance Officer of RIVUS Bond Fund or MBIA Capital Management Corp.
2.	I hereby acknowledge receipt of a copy of the Joint Code of Ethics for the Fund and MBIA.

3.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

4.	Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund.

5.	As of the date below I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities (including
Ticker Symbol or CUSIP	Number of Shares and	Type of Interest
Number, if applicable)	Principal Amount	(Direct or Indirect)

6.	As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Type of Interest
Firm	Account	(Direct or Indirect)

Date:	Signature:

Print Name:

Title:

Employer’s Name:

RIVUS BOND FUND
MBIA CAPITAL MANAGEMENT CORP.
JOINT CODE OF ETHICS
ANNUAL HOLDINGS REPORT
To the Chief Compliance Officer of RIVUS Bond Fund or MBIA Capital Management Corp.
     I have read and understand the Joint Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”
7.	I hereby certify that, during the year ended December 31, , I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

8.	Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund.

9.	As of December 31, , I had a direct or indirect beneficial ownership interest in the following securities:

Name of Securities (including
Ticker Symbol or CUSIP	Number of Shares and	Type of Interest
Number, if applicable)	Principal Amount	(Direct or Indirect)

10.	As of December 31, ___, the following is a list of all brokers, dealers, or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

Type of Interest
Firm	Account	(Direct or Indirect)

Date:	Signature:

Print Name:

Title:

Employer’s Name:

RIVUS BOND FUND
MBIA CAPITAL MANAGEMENT CORP.
Securities Transactions Report
For the Calendar Quarter Ended:
To the Chief Compliance Officer of RIVUS Bond Fund or MBIA Capital Management Corp.:
     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Joint Code of Ethics adopted by the Fund.

SECURITY
(including interest
rate and maturity
date, if applicable						BROKER/
and ticker symbol				NATURE OF		DEALER OF BANK
or CUSIP number,	DATE OF		DOLLAR AMOUNT OF	TRANSACTION		THROUGH WHOM
if applicable)	TRANSACTION	NO. OF SHARES	TRANSACTION	(Purchase, Sale, Other)	PRICE	EFFECTED

     During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

FIRM NAME	DATE ACCOUNT WAS
(broker, dealer or bank)	ESTABLISHED	ACCOUNT NUMBER

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Fund.

Date:	Signature:
Print Name:
Title:
Employer’s Name:

EXHIBIT B
RIVUS BOND FUND
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS
Purpose of the Code
          The purpose of this code of ethics (the “Code”) is to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the registrant;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.
          Each Covered Officer (defined below) should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.
X. Covered Officers
          This Code applies to the Principal Executive Officer and the Principal Financial Officer (the “Covered Officers”) of RIVUS Bond Fund (the “Fund”). The names of the Covered Officers of the Fund are listed on Exhibit A.
XI. Covered Officer’s Actual and Apparent Conflicts of Interest
          A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Fund.
          Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940

(“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund. The Fund’s and the investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.
          Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser, or any other service provider, of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund, for the adviser, for other Fund service providers, or for all of them), be involved in establishing policies and implementing decisions that will have different effects on the adviser, other service providers, and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser or other service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund’s Board of Trustees, (“the Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.
          Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.
          Each Covered Officer must:
•	not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

•	not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund;

•	report to the Fund’s Board any affiliations or other relationships related to conflicts of interest that are disclosed on the Fund’s Trustees and Officers Questionnaire;
          There are some conflict of interest situations that should always be approved by the Chief Compliance Officer of the Fund, if material. Examples of these include:
•	service as a director on the board of any public or private company;

•	the receipt of any gifts of more than a de minimis value;

•	the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.
XII. Disclosure and Compliance
•	Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

•	Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s Trustees and auditors, and to governmental regulators and self-regulatory organizations;

•	Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund, the adviser, and other affiliated service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund’s file with, or submit to, the SEC and in other public communications made by the Fund; and

•	It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.
XIII. Reporting and Accountability
          Each Covered Officer must:
•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code;

•	annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee of the Fund or their affiliated persons for reports of potential violations that are made in good faith; and

•	notify the Independent Trustees promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.
          The Chief Compliance Officer of the Fund’s investment adviser is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.1 However, any approvals or waivers2 sought by a Covered Officer will be considered by the Audit Committee of the Board (the “Committee”).
          The Fund will follow these procedures in investigating and enforcing this Code:
•	the Chief Compliance Officer will take all appropriate action to investigate any potential violations reported to him;

•	if, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer is not required to take any further action;

•	any matter that the Chief Compliance Officer believes is a violation will be reported to the Committee;

•	if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

•	the Committee will be responsible for granting waivers, as appropriate; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.
XIV. Other Policies and Procedures
          This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund’s adviser or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund’s and its

[1]	The Chief Compliance Officer is authorized to consult, as appropriate, with the chair of the Committee and/or, counsel to the Company, and is encouraged to do so.

[2]	Item 2 of Form N-CSR defines “waiver” as “the approval by the registrant of a material departure from a provision of the code of ethics” and “implicit waiver,” which must also be disclosed, as “the registrant’s failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive office” of the registrant.

investment adviser’s codes of ethics under Rule 17j-l under the Investment Company Act and the adviser’s more detailed policies and procedures set forth in are separate requirements applying to the Covered Officers and others, and are not part of this Code.
XV. Amendments
          Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent Trustees or trustees, as the case may be.
XVI. Confidentiality
          All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel.
XVII. Internal Use
          The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.
Date: March 2006

EXHIBIT A
Persons Covered by this Code of Ethics
Clifford Corso
Marc Morris